U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                        POST-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Commission File No. 0-25541

                             VISUALANT, INCORPORATED
                    ---------------------------------------
                 (Name of Small Business Issuer in its charter)

            Nevada                          7373                  91-1948357
--------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


             500 Union Street, Suite 406, Seattle, Washington 98101
                                 (206) 903-1351
-------------------------------------------------------------------------------
        (Address and telephone number of Registrant's principal executive offices and place of business)

                          Nevada Agency & Trust Company
                 50 W. Liberty Street, Suite 880, Reno, NV 89501
                                 (775) 322-0626
           --------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


              Copies to: James F. Biagi, Jr., Monahan & Biagi, PLLC
                 701 Fifth Avenue, Suite 2800, Seattle, WA 98104
                                 (206) 587-5700


Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Title of each              Number of        Proposed maximum  Proposed maximum  Amount of
class of securities        shares to be     offering price             aggregate offering        registration
to be registered           registered       per share                  price (1)                 fee (2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock               13,448,375           $0.75                    $10,086,281             $1,278.00
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2) A registration fee in the amount of $1,294.70 previously has been paid by the registrant.

                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The  purpose  of  this  Post-Effective   Amendment  No.  2  is  to  include  new
undertakings that were inadvertently omitted.


                             Dated December 29, 2005

                             VISUALANT, INCORPORATED
                           500 Union Street, Suite 406
                                Seattle, WA 98101
                                 (206) 903-1351


Securities Offered: A maximum of 13,448,375 shares of Common Stock of Visualant, Incorporated (the "Company") offered at a price of $0.75 per share (the "Shares"). The sellers of the 13,448,375 Shares are current shareholders of the Company, who are listed on Exhibit 99.1 hereto. The Shares being offered do not include any shares owned by the officers, directors and beneficial owners of more than 5% of the Common Stock of the Company.


This registration statement is being filed by the Company pursuant to a contractual obligation with one or more of its shareholders to provide for such registration. All of the shares owned by the officers, directors and owners of more than 5% of the Common Stock of the Company are excluded from this registration statement.


The Shares are not listed on any national securities exchange or the NASDAQ Stock Market.

Investing in these Shares involves a high degree of risk. The Shares offered should not be purchased by any investor who cannot afford to sustain a total loss of his or her investment. (See "RISK FACTORS" on page 7).

These securities have not been approved by the United States Securities and Exchange Commission ("SEC") or any state securities agency. Neither the SEC nor any state securities agency has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The  securities  are  being  offered  on a best  efforts  basis and there are no minimum purchase requirements. The Shares may be offered and sold by broker-dealers from time to time, and such broker-dealers may be paid normal and customary commissions with respect to such sales. It is anticipated that this offering will continue until such time as all or substantially all of the shares held by the selling shareholders are eligible for sale under Rule 144 under the Securities Act of 1933 (the "Act"). There are not arrangements for the placement of funds in an escrow, trust or similar account.


The  information  in this  prospectus  is not complete  and may be changed.  The
Shares may not be sold until the Post-Effective Amendment No. 2 to the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







                The date of this Prospectus is December 29, 2005.

TABLE OF CONTENTS

OVERVIEW OF BUSINESS ........................................................ 6

RISK FACTORS ................................................................ 8

USE OF PROCEEDS ............................................................ 15

DETERMINATON OF OFFERING PRICE ............................................. 15

DILUTION ....................................................................15

SELLING SHAREHOLDERS ........................................................15

PLAN OF DISTRIBUTION ........................................................16

LEGAL PROCEEDINGS ...........................................................16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS ....................................16
AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT .......................................................18

DESCRIPTION OF SECURITIES ...................................................20

INTERESTS OF NAMED EXPERTS AND COUNSEL ......................................20

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES ..............................20

ORGANIZATION WITHIN LAST FIVE YEARS .........................................21

DESCRIPTION OF BUSINESS .....................................................21

MANAGEMENT'S PLAN OF OPERATION ..............................................23

DESCRIPTION OF PROPERTY .....................................................24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............................24

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS .........................................................25

EXECUTIVE COMPENSATION ......................................................25

FINANCIAL STATEMENTS ....................................................... 28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE ..................................... 46

INDEMNIFICATION OF DIRECTORS AND OFFICERS ...................................47

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION .................................47

RECENT SALES OF UNREGISTERED SECURITIES .....................................50

EXHIBITS ................................................................... 50

UNDERTAKINGS ............................................................... 52

FORWARD-LOOKING STATEMENTS

Statements contained in this report, which are not historical in nature, are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements include statements in the sections entitled Description of Business, Market for Common Equity and Related Stockholder Matters, and Management's Plan of Operation, which can be identified by the use of forward-looking terminology such as believes, expects, plans, estimates, predicts, potential, continue, may, will, should, or anticipates or the negative thereof, or other variations thereon or comparable terminology, or by discussions of strategy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause the Company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from anticipated results. These risks and uncertainties include regulatory constraints, changes in laws or regulations governing the Company's products and international trade, the ability of the Company to successfully market its products in an increasingly competitive worldwide market, changes in the Company's operating or expansion strategy, failure to consummate or successfully integrate proposed product developments, the ability of the Company to manage growth, the general economy of the United States and the specific global markets in which the Company competes, the availability of financing from internal and external sources, and other factors as may be identified from time to time in the Company's filings with the Securities and Exchange Commission or in the Company's press releases.


OVERVIEW OF BUSINESS
The Company is in the business of researching, developing, acquiring, and commercializing products and services related to color technology outside the visible spectrum, using specialized narrow and N-IR and N-UV sensors and spatial analysis software modeling which translate the invisible into the visible. The Company owns or has obtained an exclusive license to use this specialized and proprietary color technology.

On June 16, 2004, the Company entered into a contract for the development of its color technology providing 3D spectral-based pattern file creation and matching. Color pattern files can be created from any digital photograph or scan, without having to reprint, recreate, recall or modify existing digital source of documents. Those pattern files can then be matched against existing databases to detect and identify crime, forgery, counterfeiting and other frauds. The Company believes that its technology will provide a new, accurate and fast detection tool for critical applications such as national security, forgery/fraud prevention, brand protection, and product tampering.

The Company intends to position its technology as both a revolutionary as well as a practical solution for security and fraud prevention applications and markets. The Company's current focus is to capitalize upon the potential business opportunities in the areas of national security, document forgery/fraud, brand protection, label fraud and product tampering.

Background

Visualant, Incorporated (formerly known as Starberrys Corporation) was incorporated on October 8, 1998 as a Nevada corporation. The Company has no subsidiaries and no affiliated companies. The Company's executive offices are located at 500 Union Street, Suite 406, Seattle, Washington 98101.

Under the Company's Articles of Incorporation, the Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 Preferred Shares. As of November 4, 2005, there were 16,387,224 shares of Common Stock issued and outstanding. No shares of Preferred Stock have been issued.

On November 24, 1998 the Company acquired the exclusive rights to market high quality cigars through a climate-controlled kiosk merchandise display case, known as the King Climate Control, at a cost of $50,000. The Company did not proceed with this new business and in 2000 abandoned the activity.

In November 2002, the Company signed a Letter of Intent with eVision Technologies Corporation and its founder, Ken Turpin, to acquire 100% of the assets related to the business of Colour By Number ("CBN"). The CBN System is a digital color management system providing one color language across industries and materials, empowering architects, designers, contractors, retailers and consumers to take full control of their choice and use of color.

Unfortunately, the Company was unsuccessful in raising the financing needed to complete this acquisition, and the acquisition ultimately was abandoned.

On January 19, 2003, the Company signed a Letter of Intent with Malaremastarnas Riksforening, the sole shareholder of Skandinaviska Farinstituter AB ("SCI" or the Scandinavian Color Institute), for the acquisition by the Company of all of the shares of SCI. SCI owns the Scandinavian Color School and the color notation system Natural Color Systems ("NCS"), which is the leading color notation system in Europe. On April 9, 2003, the Company entered into a Purchase Agreement to complete the acquisition of SCI for a purchase price of SEK 35,000,000. The acquisition was scheduled to close on November 30, 2003 subject, however, to the satisfaction of certain conditions prior to closing. The Company, however, was unsuccessful in raising the necessary funds to complete this acquisition, and the transaction was abandoned.

On June 16, 2004, the Company entered into an independent contractor agreement with eVision Technologies pursuant to which eVision Technologies is to provide research and development services to the Company for its color technology outside the visible spectrum.

On August 18, 2004, the Company changed its name to Visualant, Incorporated to reflect its new business pursuits.

On April 21, 2005, the Company entered into an exclusive, worldwide licensing agreement with eVision Technologies Inc., pursuant to which the Company has been granted exclusive rights to the CBN coding system, which identifies colors and uses the identification for the purpose of formulating colors. As consideration for this license, the Company granted and issued 10,000 shares of its Common Stock to eVision Technologies.

To date, the Company has no revenues from its operations, and its ability to implement its business plans for the future will depend on the availability of financing. Such financing also will be required to enable the Company to acquire new businesses. The Company anticipates obtaining such funds from its officers and directors, financial institutions, or from the sale of its capital stock through private placements. There can be no assurance, however, that the Company will be successful in obtaining additional capital from the sale of its capital stock, or in otherwise raising substantial capital.

Presently, the Company does not have its own website. During the past fiscal year, the Company has filed various periodic reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K. These documents may be reviewed and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information which the Company has filed electronically with the SEC. Interested parties can review these filings by accessing the SEC's website using the following address: http://www.sec.gov.


RISK FACTORS

Investment in early-stage companies is highly risky. An investor must be mindful of the fact that loss of all or part of the investor's monetary investment is possible. While opportunity for substantial returns exists, so does substantial risk. The investment is only suitable for qualified investors who have no immediate need for liquidity in their investment and who can bear the risk of potential total loss.

The Company is an early stage development company without revenues or a proven track record in achieving the objectives outlined in the Company's business plan. Readers should carefully consider the risks described below before deciding whether to invest in shares of the Company's Common Stock.

If the Company does not successfully address any of the risks described below, there could be a material adverse effect on the Company's business, financial condition and/or results of operations, and the price of the Company's common stock may decline and investors may lose all or part of their investment.

The Company cannot assure any investor that it will successfully address these risks.

SUMMARY: Potential risk factors include but are not limited to failure to raise sufficient capital, failure to complete product development, changes in government regulations, non-acceptance of products in the marketplace, death or disability of key employees, unforeseen radical changes in the underlying technologies, and failure to properly engage strategic and channel partners. The following provides more detail concerning some of the risks.


A. Risks Related to the Business and Operations of the Company

Possible Loss of Entire Investment

Given the Company's continued need for additional capital, the Company's stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of their entire investment. A purchase of the Company's stock is currently unsuitable for a person who cannot afford to lose his or her entire investment.

The Company has incurred a cumulative net loss of $2,642,951 for the period from October 8, 1998 (the date of inception) to June 30, 2005. It is very possible that the Company will continue to incur significant operating losses and generate negative cash flow from operating activities during the next few years while it develops its color technologies and applications. The Company currently has sufficient funds to cover existing operations for approximately seventeen
(17) months. There is no assurance that the Company will be able to obtain sufficient additional debt or equity financing or achieve or sustain profitability or positive cash flow from operating activities in the future or that it will generate sufficient cash flow to service any debt requirements.

Need for Additional Capital

As of June 30, 2005, the Company has incurred a cumulative net loss of $2,642,951. As a result of these losses and negative cash flows from operations, the Company's ability to continue operations and to achieve its objectives will be dependent upon obtaining substantial additional funding. No assurance can be given that such funding will be obtained, and the Company's auditors, in the audited financial statements as at September 30, 2004, have indicated a concern as to whether the Company will be able to raise sufficient funds to complete its objectives and, if not, the Company may not be able to continue as a going concern. If the Company cannot obtain such financing, it is possible that the Company will be unable to successfully commercialize and market its products, ultimately resulting in a failure of the Company.


Lack of Operating History and Experience

The Company has no revenues from operations, has no significant tangible assets, and has incurred a cumulative net loss in excess of $2.5 million through the second quarter of 2005. Accordingly, there can be no assurance that the Company will operate at a profitable level. The Company's business involves the research, development and commercialization of applications for its color technology. Future development and operating results will depend on many factors, including the completion of developed applications or products, demand for the Company's products, level of product and price competition, success in setting up and expanding distribution channels, and whether the Company can develop and market new products and control costs. In addition, the Company's future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the software industry, which is characterized by intense competition and rapid technological change. There can be no assurance that the Company's future financial forecasts will be met.


Uncertainty of New Product Development

The Company is still in the development phase for its technology and products. Substantial additional efforts and expenditures to enhance their capabilities are critical to commercial viability.


Acceptance of Company's Products; Change in Regulatory Situation

The market place for the Company's products is a dynamic and evolving sector, and there is no guarantee that the approach outlined in this prospectus will be readily accepted. Additionally, future regulatory compliance may be altered based upon changes in the political landscape.

There can be no assurance that the Company will successfully develop any products or applications, or that its products/applications will be adopted, or that its products/applications will be marketed successfully. In addition, there can be no assurance that the Company's products/applications will be widely adopted as an industry standard, even if similar products have been introduced successfully to the marketplace.

The markets for the Company's products have only recently begun to develop. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the markets for the Company's products are new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There is no assurance either that the markets for the Company's products will emerge or become sustainable. If markets fail to develop, develop more slowly than expected or become saturated with competitors, or if the Company's products do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition will be materially and adversely affected.


Need for Full-Time, Experienced Management and Key Employees

The Company is a growing company dependent upon the services of certain management and technical personnel, particularly Ralph Brier (CEO and Director), Ronald Erickson (Chairman of the Board and Director) and Ken Turpin (Chief Science Officer). At present, the Company has only one full-time employee, Ralph Brier. The other officers and directors devote such time to the activities of the Company as are required from time to time. The loss of the services of any one of these persons, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on the Company. The Company carries no key-man life insurance for any of these individuals.

Conflicts of Interest

Some of the Directors are also directors and/or officers of other companies, and conflicts of interest may arise between their duties as directors of the Company and as directors and officers of other companies. Where possible, these conflicts will be disclosed and appropriately managed.


Concentration of Ownership by Management

The management of the Company, either directly or indirectly, owns 1,190,000 shares. Even though this represents only 7.2% of the issued and outstanding shares, it may be difficult for any one shareholder to solicit sufficient votes to replace the existing management. Therefore, any one shareholder may not have an effectual voice in the direction of the Company.


Substantial Competition

The security, document forgery and fraud detection industry is characterized by rapidly evolving technology and potentially intense competition. The Company will be at a disadvantage with other companies having larger technical staffs, established market shares and greater financial and operational resources than the Company. There can be no assurance that the Company will be able to successfully compete. There can be no assurance that the Company's competitors will not succeed in developing applications, products or competing technologies that are more effective or more effectively marketed than products marketed by the Company, or that render the Company's technology obsolete. Earlier entrants into a market often obtain and maintain significant market share relative to later entrants. The Company believes that an increasing number of applications and products in the market and the desire of other companies to obtain market share will result in increased price competition. Price reductions by the
Company in response to competitive pressure could have a material, adverse effect on the Company's business, financial condition, and results of operations.


Protection of Proprietary Technology

The Company's success will depend in part on its ability to preserve and protect its trade secrets and proprietary technology, and to operate without infringing upon the patents or proprietary rights of third parties in both the United States and other countries. At this time, the Company has filed one patent application in the United States. The Company currently seeks to protect its proprietary technology through its patents and agreements with employees and others requiring that such information be kept confidential and that software code not be reverse engineered. There can be no assurance that such protection will be sufficient or that patent and/or copyright claims will not be challenged. Furthermore, the possibility exists that the Company could be found to be infringing on patents or copyrights held by others. The Company may have to sue to defend its intellectual property, to prosecute infringers, or to defend itself from infringement claims by others. Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as the Company. There is no assurance that the Company will have sufficient resources to successfully prosecute its interests in any patent-related or copyright infringement litigation that may be brought.

The Company is not aware of any disputes with respect to any of its intellectual property at this time. The possibility exists, however, that the Company could be found to infringe on patents, service marks, trade marks or copyrights held by others. The use of trade marks, service marks, trade names, slogans, phrases and other expressions in the course of the business of the Company may be the subject of dispute and possible litigation.


Dependence on Third Parties

The Company is a small enterprise and has yet to establish substantial internal management, personnel and other resources. The Company depends substantially upon third parties for several critical elements of its business including, among other things, product research and technology development.


Need for Future Strategic Partnerships

The successful execution of the Company's business strategy is dependent upon enlisting key strategic partners in order to assist in product research and development, commercialization of the Company's applications and products, and to provide financial support or strength. There is no assurance that the Company will be successful in developing such strategic partnerships on a timely basis or in developing enough strategic partnerships to successfully market the Company's technologies and products domestically and globally.


Failure to Maintain Technological Advantages/Risk of Obsolescence

The Company will be dependent upon what it perceives as performance and usefulness advantages of its applications and its ability to maintain trade secret protection for its products. There can be no assurance that the Company will be able to obtain or maintain such advantages; failure to do so would have substantial adverse consequences to the business of the Company.

Technological obsolescence of the Company's applications and products remains a possibility. There is no assurance that the competitors of the Company will not succeed in developing related applications or products using similar processes and marketing strategies before the Company, or that they will not develop products that are more effective than any which have been or are being developed by the Company. Accordingly, the Company's ability to compete will be dependent on timely enhancement and development of its applications and products, as well as the development and enhancement of future products. There is no assurance that the Company will be able to keep pace with technological developments or that its products will not become obsolete.


Recently Enacted and Proposed Regulatory Changes

Recently enacted and proposed changes in the laws and regulations affecting public and reporting companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules proposed by the SEC and NASDAQ, could cause the Company to incur increased costs as it evaluates the implications of new rules and responds to new requirements. The new rules will make it more difficult for the Company to obtain certain types of insurance, including directors and officers liability insurance, and the Company may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for the

Company to attract and retain qualified persons to serve on the Company's board of directors, or as executive officers. The Company is presently evaluating and monitoring developments with respect to these new and proposed rules, and it cannot predict or estimate the amount of the additional costs it may incur or the timing of such costs.


B. Risks Relating to the Common Stock of the Company

Limited Public Market for Common Stock

The Company's common stock is not quoted or listed on any national securities exchange or the NASDAQ Stock Market. Although management's strategy is to develop a public market for the Company's common stock, there can be no assurance that the Company will be successful in soliciting brokers to become market makers of the stock, or that a stable market for the Company's common stock will ever develop or, if it should develop, be sustained. It should be assumed that any market for the Company's common stock will be highly illiquid, sporadic and volatile. The Company's stock should not be purchased by anyone who cannot afford the loss of their entire investment.

The Company is required to maintain status as a "reporting" issuer under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to be traded by broker-dealers regulated by the National Association of Securities Dealers ("NASD"). If the Company fails to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and shareholders may not be able to sell their shares in the public market. While management currently intends to maintain status as a reporting issuer under the Exchange Act, there can be no assurance that the Company can or will maintain such status.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. The Company's stock is currently subject to the penny stock rules, and accordingly, investors may find it difficult to sell their shares, if at all.

Possible Issuance of Additional Shares in the Future

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. The Company's Board of Directors may issue all such shares that are not yet issued, without stockholder approval. The Company's Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of the Company's common stock. If the Company does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the Company.


Absence of Dividends; Dividend Policy

The Company has never paid dividends on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of the Company's Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.


Present Shareholders Have Acquired Shares At Lower Prices

Some of the present shareholders have acquired their shares at prices ranging from $0.001 to $0.25 per share, while other, more recent shareholders have purchased their shares at $0.50 and $0.75 per share. In addition, the Company has issued to a related party options for 300,000 shares of common stock at an exercise price of $0.10 per share (see section below entitled "Stock Options").


Stock Options

In June 2005 the Company adopted a combined incentive and non-qualified stock option plan authorizing the issuance of up to 2,000,000 shares of its common stock. Some options may be granted under certain circumstances at exercise prices below market at the time of grant. In any event, if the price of the Company's common stock should increase, the difference between the current market stock price and the exercise prices of outstanding options will increase.

As of June 30, 2005, no options have been granted under the Company's 2005 stock option plan; however, the following options to purchase common stock of the Company were granted prior to the adoption of the stock option plan: (i) 25,000 shares at an exercise price of $1.00 per share, which options will expire on December 31, 2006; (ii) 300,000 shares at $0.10 per share, which options will expire on August 15, 2009; and (iii) 210,000 shares at $1.00 per share, which options will expire on June 6, 2006. As of the date hereof, none of the granted options have been exercised.

The existence of below-market options could adversely affect the market price of the Company's common stock and impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.

Exercise of any such options will result in dilution of the proportional interests of shareholders of the Company at the time of exercise, and, to the extent that the exercise price is less than the book value of the common stock at that time, to the book value per share of the common stock.


USE OF PROCEEDS

Existing shareholders, and not the Company, will receive the proceeds from the sale of up to 13,448,375 of the Shares. None of the proceeds from shareholder sales will be used to fund the Company's operations.

As of June 30, 2005, the Company had $650,779 in cash on hand and $61,054 of short-term liabilities. The Company is consuming approximately $38,000 per month for its current level of operations and product development.


DETERMINATON OF OFFERING PRICE

There is no established public market for the Shares being registered. The offering price for these Shares was determined by the Company, and no independent appraisal was done to determine this price. Although the price is "arbitrary", it does reflect the offering price for the Company's Common Stock in the most recent private offering undertaken by the Company in 2005.

Each prospective investor will need to make an independent evaluation of whether or not the price per Share is reasonable.


DILUTION

The net tangible book value of the Company on June 30, 2005 was $615,116, yielding a per share net tangible book value of $0.038 per share. If you purchase Shares in this offering from selling shareholders, the net tangible book value of the Company will remain the same, and you will suffer immediate and substantial dilution of approximately $0.71 per Share or 95% (assuming the Shares are purchased for $0.75 per share).


SELLING SHAREHOLDERS

The Company is not participating in this offering. The 13,448,375 Shares being offered are owned by the current shareholders of the Company. None of the selling shareholders are officers, directors, or owners of more than 5% of the common stock of the Company. The amount of Shares owned by the Company's officers and directors, including their respective ownership percentages, are reflected on page 16 of this prospectus in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

No shares held by the Company's officers, directors or shareholders holding more than 5% of the Company's common stock are being registered for sale. Attached as
Exhibit 99.1 is a list of the names of the selling shareholders and the number of Shares beneficially owned by each of them. The Company is filing this registration statement to meet certain obligations to some or all of these shareholders. Although they will have the right to sell their shares under this offering, such sales will be at their discretion and the Company does not know if such shareholders will, in fact, sell their shares under this offering. The

Company intends to keep this offering open until all or substantially all of such shares are eligible for sale under Rule 144 under the Act.


PLAN OF DISTRIBUTION

The selling shareholders may, from time to time after the registration statement becomes effective, sell any or all of their Shares in private transactions or on any stock exchange, market or trading facility on which the Company's common stock is traded. The Company's common stock, however, presently is not traded on any market or securities exchange. The selling shareholders also may sell Shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.


LEGAL PROCEEDINGS

There are no legal proceedings pending against the Company.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth, as of June 30, 2005, the name, age and position of each executive officer and director, and the term of office of each director of the Company. Each member of the Board of Directors of the Company serves for a term of one year and until his successor is elected at the Company's annual shareholders' meeting and is qualified. Each officer is appointed by the Board of Directors, serves at the pleasure of the Board, and holds office until his/her earlier death, retirement, resignation or removal.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

                                                                      Year
Name                   Age   Position                              first elected
-------------------   ----- -------------------------------------- -------------
Ronald P. Erickson      60  Chairman of the Board                         2003
-------------------   ----- -------------------------------------- -------------
Ralph Brier             53  Chief Executive Officer and Director          2004
-------------------   ----- -------------------------------------- -------------
Terry H. McKay (1)      55  Director                                      2002
-------------------   ----- -------------------------------------- -------------
Mary Hethey (2)         55  Chief Financial Officer, Chief Account-       2003
                            ing Officer and Secretary
-------------------   ----- -------------------------------------- -------------
Ken Turpin              58  Chief Science Officer                         2004
-------------------   ----- -------------------------------------- -------------
Jerry D. Goldberg (3)   41  Chief Financial Officer, Treasurer            2005
                            and Secretary
-------------------   ----- -------------------------------------- -------------

(1) On September 13, 2005, the Company accepted the resignation of Terry McKay as a Director of the Company. Mr. McKay's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(2) On August 31, 2005, Mary Hethey resigned as Chief Financial Officer, Chief Accounting Officer and Secretary of the Company.

(3) On August 31, 2005, Jerry D. Goldberg was appointed as Chief Financial Officer, Treasurer and Secretary of the Company.

RONALD P. ERICKSON has been a director and officer of the Company since April 24, 2003. He was appointed President and Chief Executive Officer of the Company on September 29, 2003, and resigned from this position on August 31, 2004, at which time he was appointed Chairman of the Board. Resident in Seattle, he is a seasoned executive with more than 20 years of expertise in the high technology, telecommunications and microcomputer industries. Mr. Erickson is also Chairman of Intrinsyc Software Inc., a Vancouver-based publicly-traded company providing proprietary software and solutions which enable the development and networking of intelligent devices such as PDA's. Mr. Erickson is the current Chair and former CEO of eCharge, an electronic payment systems developer, where he played a major role in raising approximately USD $100 million in equity capital from major international investors. Mr. Erickson previously was co-founder, Chairman, President and CEO of GlobalTel Resources, Inc., a provider of telecommunication services, messaging and intranet solutions. During his career, Mr. Erickson has also held executive positions at Egghead Software Inc, NBI Inc and MicroRim, Inc. With a law degree from the University of California, Davis, he maintains an active license to practice law in the State of Washington and the District of Columbia.

RALPH BRIER was appointed CEO, President and Director of the Company on August 31, 2004. He has over 25 years of diverse experience in marketing, sales, business development and strategic planning, with a focus in the security and biometrics sector. Ralph was Executive Vice President of Strategic Sales with Applied DNA Sciences, a Los Angeles based biotechnology security firm. He was previously employed by Sagem Morpho, a division of Groupe SAGEM in France, a global leader in the provisioning of biometric solutions for business and government. During his tenure there, he doubled commercial sales revenues, serving as the senior commercial, channel and OEM business executive of biometric software, smart card implementation and hardware.

TERRY H. MCKAY, who has been a director since June 6, 2002, resigned as a director of the Company effective September 13, 2005. Dr. McKay currently practices Dentistry in North Vancouver, BC. Since 1999 he has been a director of Swident, a Swiss dental insurance company, and serves on its Financial Audit Committee. Dr. McKay is past Clinical Director for Knowell Technology and a past Board member of longivitystore.com. Dr. McKay graduated from the University of British Columbia with a B.A. and D.M.D. in 1975. He has practiced Dentistry in
British Columbia and in Seattle, Washington. Dr. McKay's professional memberships include the Canadian Dental Association, B.C. College of Dental Surgeons, Washington State Dental Association, American Academy of Gold Foil Operations and the American Academy of Operative Dentists.

MARY M. HETHEY, C.A., was appointed Chief Financial Officer, Chief Accounting Officer and Secretary of the Company on November 3, 2003. Ms. Hethey graduated with a B.A. in Economics from the University of Toronto in 1973. She moved to Vancouver and started to article with Clarkson Gordon Chartered Accountants in 1975, and transferred to Collins Barrow in 1978, where she performed both audits and non-audit engagements. In 1979 she obtained her Chartered Accountant designation. Since 1985, Mrs. Hethey has been a senior executive with various public companies listed both on the Canadian and US stock exchanges. She has continued to work as a Chartered Accountant since 1979. Ms. Hethey resigned as CFO, CAO and Secretary of the Company effective August 31, 2005.

KEN TURPIN was appointed Chief Science Officer on August 31, 2004. He has worked with the visual world of color as it applies to building materials for the past 15 years. His most recent business success was the founding, development, and sale of Fire Stop Systems, which was acquired and renamed to PFP Partners by Johns Manville in 1998. Throughout his career in manufacturing building products, Ken often dealt with the world of color, where he observed how people viewed and used color. In 1999, he began to allocate significant human, technical and financial resources to the world of visual color. The result of this research and development is CBN Systems. While doing the research on this project, he identified many other opportunities in the "non-visual to humans" spectrum of color.

JERRY D. GOLDBERG was appointed Chief Financial Officer, Treasurer and Secretary of the Company on August 31, 2005 and has more than 15 years of experience in financial and operational management of emerging and early-stage companies. Most recently, Mr. Goldberg was CFO and President of Emanation Software Inc., a start-up software development firm focused on digital media distribution. Mr. Goldberg previously was Director of Finance for The Ackerley Group, a major publicly-traded media and entertainment firm. Mr. Goldberg also spent nearly 10 years as CFO and principal of Strategic Capital Corp, an investment banking advisory firm, through which he performed many interim-CFO assignments and was involved in dozens of merger and acquisition and financing transactions. During his career, Mr. Goldberg also held financial management positions with such companies as AT&T Wireless Services.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's common stock as of September 30, 2005, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) all directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below.

As of September 30, 2005, the Company had in place its 2005 Stock Option Plan authorizing the issuance of up to 2,000,000 shares of the Company's common stock. As of September 30, 2005, there were no options issued or outstanding under the Plan.

---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Title of         Name and Address of          Amount and         Percent  of  Number  or  %  of  % after Offering
Class            Beneficial Owner             Nature of          Class        Shares Being       (if all offered
                                              Beneficial                      Offered            Shares are sold)
                                              Ownership
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           FIRST EQUITY
                 CAPITAL GROUP, INC.          1,420,974           8.67 %             0%                 8.67%
                 1556 Demsey Road             Direct
                 North Vancouver, BC
                 Canada V7K 1T1
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           RALPH BRIER
                 13112 Muir Drive NW          300,000 (1)         1.83 %             0%                 1.83%
                 Gig Harbor, WA 98332         Direct
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           RONALD P. ERICKSON
                 500 Union Street             600,000             3.66 %             0%                 3.66%
                 Suite 406                    Direct
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           TERRY H. MCKAY
                 132 East 14th Street         80,000             0.48 %              0%                 0.48%
                 North Vancouver, BC          Direct
                 Canada V7L 3N3
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           MARY HETHEY
                 397 Ventura Crescent         25,000 (2)          0.15 %             0%                 0.15%
                 North Vancouver, BC          Direct
                 Canada V7N 3G7
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           KEN TURPIN                   510,000
                 7333 River Road              Direct              3.11 %             0%                 3.11%
                 Delta, BC
                 Canada  V4G 1B1
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
Common           JERRY D. GOLDBERG            62,500 (3)
                 500 Union Street             Direct               0.38%             0%                 0.38%
                 Suite 406
                 Seattle, WA  98101
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------
                  All Directors and
                 Officers as a group         1,537,500            9.61 %             0%                 9.61%
                 (6 persons)
---------------- ---------------------------- ------------------ ------------ ------------------ --------------------

(1) Brier has been granted options for 300,000 shares of common stock at an exercise price of $0.10 per share, which options expire on August 19, 2009
(2) Hethey has been granted options for 25,000 shares of common stock at an exercise price of $1.00 per share, which options expire on December 31, 2006.
(3) Goldberg has been granted options for 250,000 shares of common stock at an exercise price of $0.75 per share, which options expire on August 31, 2008. 62,500 of these options are fully vested as of September 30, 2005.

DESCRIPTION OF SECURITIES

General Provisions of Common Stock

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors and holders of preferred stock, if any. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. The Company has not paid any dividends on its common stock and does not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, the holders of common stock will be entitled to receive the same per share consideration.

General Provisions of Preferred Stock

The Board of Directors is authorized by the Certificate of Incorporation of the Company to issue up to 50,000,000 shares of preferred stock. No such stock has been issued to date. The preferred shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest, and thus potentially have an "anti-takeover" effect, especially if preferred shares were issued in response to a potential takeover. In addition, issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.


INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or legal counsel has been retained with respect to this prospectus on a contingent basis or who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer or employee of the Company.


DISCLOSURE  OF  THE  SEC'S  POSITION  ON  INDEMNIFICATION   FOR  SECURITIES  ACT
LIABILITIES

The Company's Articles of Incorporation and Bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by applicable law, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company. The Articles of Incorporation and Bylaws also authorize the Board of Directors to indemnify any other person who the Company has the power to indemnify under applicable law,

DISCLOSURE  OF  THE  SEC'S  POSITION  ON  INDEMNIFICATION   FOR  SECURITIES  ACT
LIABILITIES - continued

and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ORGANIZATION WITHIN LAST FIVE YEARS

On May 28, 2002, the Company signed an agreement with First Equity Capital Group Inc. for the assignment of the "Starberrys" name and business system from First Equity Capital Group to the Company. The consideration was 2,500,000 shares of common stock plus $50,000. The 2,500,000 shares were delivered by the Company to First Equity on June 6, 2002.

On June 16, 2004, the Company executed an Intellectual Property Agreement with Ken Turpin, the Company's Chief Science Officer, to confirm the Company's ownership of the business of researching, developing, acquiring and commercializing products and services related to color technology outside the visible spectrum, using specialized narrow band N-IR and N-UV sensors and special analysis software modeling. As part of this Agreement, Turpin acknowledged and agreed that all work product was made for the Company and that the Company is the exclusive owner of all right, title and interest in and to the work product and all intellectual property rights therein. As consideration for this Agreement, Ken Turpin received 500,000 shares of common stock.

Except as indicated above, there were no other transactions, or series of similar transactions, since inception of the Company and during its current fiscal period, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to become a party, in which the amount involved exceeded $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

DESCRIPTION OF BUSINESS

The Company (formerly named Starberrys Corporation) was incorporated as a Nevada corporation on October 8, 1998. The Company has no subsidiaries and no affiliated companies. The Company's executive offices are located in Seattle, Washington.

On June 16, 2004, the Company entered into a contract with eVision Technologies Inc. to conduct further research on and development of the Company's color technology. The terms of the contract require the Company to pay eVision CDN $18,600 per month (approximately USD $15,500) for such research and development services, which are provided by Kenneth Turpin, a principal of eVision. The Company's technology involves providing 3D spectral-based pattern file creation and matching. Color pattern files can be created from any digital photograph or scan, without having to reprint, recreate, recall or modify existing digital source of documents. Those pattern files can then be matched against existing databases to detect and identify crime, forgery, counterfeiting and other frauds. The Company believes that this technology will provide a new, accurate and fast detection tool for critical applications such as national security, forgery/fraud prevention, brand protection, and product tampering.

The Company changed its name to Visualant, Incorporated on August 18, 2004 to reflect its new business pursuits.

On April 21, 2005, the Company entered into a licensing agreement with eVision Technologies Inc. pursuant to which eVision Technologies, as licensor, agreed to grant the Company exclusive licensing rights to its technology. This technology, the CBN coding system, identifies colors and uses the identification for the purpose of formulating colors. This system has been licensed to the Company on an exclusive worldwide basis for all purposes, except for the purpose of formulating colors. As consideration for this license, the Company has agreed to grant eVision Technologies 10,000 shares of common stock of the Company.

The focus of the Company is to capitalize upon the business opportunities in national security, document forgery/fraud, brand protection, label fraud and product tampering. The Company intends to position its technology as both a revolutionary and practical solution for security and fraud/forgery prevention markets and applications. The Company's plans include:

     (i) Building awareness and acceptance among systems integrators in selected markets;
     (ii) Targeting and supporting market-specific software developers and providing them with software development kits (SDKs) specific to their market/application needs;
     (iii)Pursuing strategic and business partnerships with known leaders in selected markets while developing high visibility and contact with designers and system integrators within their organizations;
     (iv) Developing a visual presentation that captures the revolutionary nature of the Company's technology, so that any audience can easily grasp the significance of this new technology;
     (v) Developing a complete marketing and sales plan with objectives, strategies, sales goals, and measurement tools;
     (vi) Developing white papers and technical briefs specific to selected markets;
     (vii)Developing and placing a series of feature articles for the technical press;
     (viii) Targeting market-specific trade journals, and trade shows /conferences with press releases and corporate presence; and
     (ix) Deploying a market-specific sales team with expertise and existing relationships within their respective industries/market segments.

The Company intends to raise further funds through private placements of the Company's common stock. The financing activities of the Company are current and ongoing, and it will expand and accelerate its marketing program as the timing and amount of financing allow.

To date the Company has no revenues from operations. The Company has one full-time employee and intends to hire additional personnel in the near future, depending on its success in raising funds to accelerate its research and development program and marketing plans.

The Company files various periodic reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K. These documents may be reviewed and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information which the Company has filed electronically with the SEC. Interested parties can review these filings by accessing the SEC's website using the following address: http://www.sec.gov.

MANAGEMENT'S PLAN OF OPERATION

The Company has no revenue to date from its operations, and its ability to implement its plans for the future will depend on the future availability of financing. Such financing will be required to enable the Company to develop its technology and acquire new businesses. The Company intends to raise further funds through private placements of the Company's common stock. The financing activities of the Company are current and ongoing, and it will expand and accelerate its marketing program as the timing and amount of financing allow. However, there can be no assurance that the Company will be successful in obtaining additional capital for such technology development and/or business acquisitions from the sale of its capital stock, or in otherwise raising substantial capital.

The Company's cost to continue operations as they are now conducted is approximately $38,000 per month, and the Company has sufficient funds to cover existing operations for approximately seventeen (17) months. However, the Company will need to raise additional funds in order to finance its plans to expand its operations for the next year. The Company intends to raise the required funds by obtaining share capital from outside sources. During the three months ended December 31, 2004, the Company raised $212,000 in additional share capital through the sale of common shares. From January 2005 through November 2, 2005, an additional $1,140,000 was raised through the sale of common shares. The Company plans to raise a minimum of $500,000 and a maximum of $1,300,000 through the sale of common shares in 2006. If the Company is successful in raising additional funds, the Company's research and development efforts will be increased.

There is no plan to purchase or sell any equipment, other than the $12,308 paid for research and development equipment in October 2004.

If the Company is successful in raising additional funds, it intends to hire two to three programmers and/or software engineers to accelerate its research and development program and complete the development of its technology, as well as file patents and initiate marketing of the technology. With the hiring of additional personnel, the Company expects to have a product available for demonstration within the next six months. The Company's software currently is in modular form, and eventually will be developed into software development kits specific to market/application needs.

In addition to securing the necessary funds, commercialization of the Company's technology and the availability of a marketable product are dependent upon a number of factors including:

     (i) Securing patent protection for the Company's intellectual property. The Company has filed a patent application on its core technology, and expects to receive notification from the U.S. Patent and Trademark Office before the end of 2005 as to whether a patent will be granted.

     (ii) Development of new applications for the Company's technology and pursuit of new markets and market segments that will utilize the technology.

     (iii) Ongoing patent research and writing relating to the evolution of the Company's technology and its product application(s) as the Company's technology is tested and refined.

The Company recently became a member of the University of Washington HIT Lab Consortium. The Lab is supported in part by the Virtual Worlds Consortium, a group of over 45 companies or organizations that provide funding and direction to the Lab. These companies include: Advanced Telecommunications Research (ATR), Alias/Wavefront, American Express Company, Armstrong Aeromedical Research Laboratory (AAMRL), Battelle, The Broken Hill Proprietary Company (BHP), Boeing, Chevron Petroleum Technology Company, Change Tools, Eastman Kodak Company, Fluke, Ford Motor Company, Franz, Fujitsu, Hewlett Packard, Hughes, Industrial Technology Research Institute, Intel Corporation, Institute for Information Industry, Kopin Corporation, Lockheed-Martin, Marconi Aerospace Systems Inc., Microsoft, Microvision Inc., Museum of Flight, NBBJ, NEC Corporation, Nike, Omron Corporation, Pentax Corporation, Philips, Reachin Technologies, Rockwell Science Center Inc., Samsung, SensAble Technologies, Sense8/EAI, Sharp
Corporation, Stratos, Sun Microsystems, Tektronix, Telecom Italia, Texas Instruments, U.S. Navy, U.S. West Communications, VisionGate, and Virtual Vision.

Membership in the HIT Lab Consortium enables the Company to conduct specific testing and research projects at the HIT Lab involving its color screening technology. Other potential benefits of membership in the Consortium include academic testing, validation and certification of the Company's technology, recommendations for technology investments and additional applications for the Company's technology, and introductions to strategic partners and prospective customers in the industry.


DESCRIPTION OF PROPERTY

The Company's executive offices are located at 500 Union Street in Seattle, Washington, in space that is leased from another company, Blue Frog Mobile Inc. The Company's Chairman is the CEO of Blue Frog Mobile. The Company pays rent of $200 per month.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ronald Erickson, Chairman of the Company, is the CEO and a shareholder of Blue Frog Mobile Inc. The Company leases space from Blue Frog Mobile as described above under "Description of Properties."

On June 16, 2004, the Company entered into a contract with eVision Technologies Inc. to conduct research and development of the Company's color technology. The Company pays eVision CDN $18,600 per month for such research and development services, which are provided by Kenneth Turpin, a principal of eVision. In addition, on April 21, 2005, the Company entered into an exclusive licensing agreement with eVision Technologies for the exclusive licensing rights to eVision's CBN coding system technology. eVision received 10,000 shares of common stock of the Company as consideration for the license. Ken Turpin, the Company's Chief Science Officer, owns 100% of eVision Technologies.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At present there is no established public trading market for the Company's Common Stock.

Holders

As of November 4, 2005, there were approximately 98 shareholders of record of the Company's outstanding 16,387,224 shares of Common Stock. There are no additional shareholders through nominee or street name accounts with brokers. In addition to the outstanding shares, there are outstanding options to purchase 785,000 shares of Common Stock at exercise prices ranging from $0.10 per share to $1.00 per share.

Dividends

The Company has not declared or paid dividends on its Common Stock since its formation, and the Company does not anticipate paying dividends in the foreseeable future. Although the Company does not currently have a credit facility, future credit facilities, if any, are likely to prohibit the payment of dividends. Declaration or payment of dividends, if any, in the future, will be at the discretion of the Board of Directors and will depend on the Company's then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.

Equity Compensation Plan Information

---------------------------------------- ------------------------- ----------------------- --------------------------
                                         Number of securities to      Weighted-average       Number of securities
                                         be issued upon exercise     exercise price of      remaining available for
                                         of outstanding options,    outstanding options,     future issuance under
                                           warrants and rights      warrants and rights    equity compensation plans
---------------------------------------- ------------------------- ----------------------- --------------------------
  2005 Stock Option Plan (approved by          0 shares of                  n/a               2,000,000 shares of
             shareholders)                     common stock                                      common stock
---------------------------------------- ------------------------- ----------------------- --------------------------
Equity Compensation Plans not approved             None                     n/a                      None
            by shareholders
---------------------------------------- ------------------------- ----------------------- --------------------------
                 Total                              0                       n/a               2,000,000 shares of
                                                                                                 common stock
---------------------------------------- ------------------------- ----------------------- --------------------------


EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid or accrued by the Company to its executive officers and directors. Other than the CEO, the table does not include any executive officer whose total annual salary and bonus does not exceed $100,000 during the fiscal year ended September 30, 2005.

The Company's Board of Directors and Shareholders have adopted the 2005 Stock Option Plan for our officers, key employees, directors, agents, advisors and consultants, which could result in additional compensation. Under this plan, the

Company may issue up to 2,000,000 shares of its Common Stock. As of the date of this prospectus, no options have been granted under this Plan.


------------------------------------------------------------------ -----------------------------------------------------
                                  Annual Compensation              Long-Term Compensation
------------------------------------------------------------------ -----------------------------------------------------
Name and                                              Other        Restricted     Securities     LTIP       All Other
Principal Position     Year     Salary      Bonus     Annual       Stock Awards   Underlying     Payouts    Compensation
(a)                    (b)       ($)         ($)      Compensation  (f)           Options/       ($)        ($)
                                 (c)         (d)      ($)                         SARs           (h)        (i)
                                                      (e)                         (#)
                                                                                  (g)
--------------------- ------- ----------- ----------- ------------ -------------- -------------- ---------- ------------
Ralph Brier           2005    $99,260
CEO, President and    2004    $60,000                                             300,000(1)
Director              2003
                      2002
--------------------- ------- ----------- ----------- ------------ -------------- -------------- ---------- ------------


Table of Option/SAR Grants in Last Fiscal Year

-------------------------- ---------------------------------- ------------------------ --------------- ---------------
Name                       Number of Securities               Percent of Total         Exercise or     Expiration
(a)                        Underlying Options/SARs            Options/SARs    granted  Base Price      Date
                           Granted                            to  employees in Fiscal  ($/Share)       (e)
                           (#)                                Year                     (d)
                           (b)                                (c)
-------------------------- ---------------------------------- ------------------------ --------------- ---------------
None                       n/a                                n/a                      n/a             n/a
-------------------------- ---------------------------------- ------------------------ --------------- ---------------

(1) In August 2004, Ralph Brier was granted options to purchase 300,000 shares of common stock at an exercise price of $0.10 per share. The options vest at a rate of 25,000 shares per quarter commencing August 15, 2004. The options will expire on August 15, 2009.

Compensation of Directors

Standard Arrangements. Directors are not paid any compensation for their services as directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with work performed on behalf of the Company.

Other Arrangements.  None

Employment Contracts. The Company has an employment agreement with Ralph Brier, as CEO of the Company, pursuant to which he was paid $5,000 per month commencing August 15, 2004 through April 15, 2005. From April 16, 2005 through June 15, 2005, his compensation was increased to $9,000 per month. Commencing June 16, 2005, his compensation has been increased to $15,420 per month.

The Company also has an employment agreement with Jerry D. Goldberg as CFO of the Company, pursuant to which he is to be paid $3,250 per month commencing August 31, 2005.

FINANCIAL STATEMENTS

The Company's fiscal year end is September 30. The Company's audited financial statements for the fiscal years ended September 30, 2004 and September 30, 2003 and its unaudited financial statements for three and nine month interim periods ended June 30, 2005 immediately follow:

FINANCAIL STATEMENTS Table of Contents                                     Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ......................... 29

BALANCE SHEET September 30, 2004 ........................................... 30

STATEMENT OF OPERATIONS - For the Years Ended  September 30,
    2004 and 2003 and Period  October 8,1998 (Date of Inception)
    to September 30, 2004 .................................................. 31

STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY  - For the
    period  October 8, 1998 (Date of Inception) to September 30, 2004 ...... 32

STATEMENT OF CASH FLOWS - For the year ended  September  30,
    2004  and 2003  and the  Period  October  8,  1998  (Date of
    Inception) to September 30, 2004 ....................................... 33

NOTES TO FINANCIAL STATEMENTS - September 30, 2004 ......................... 34

BALANCE SHEET - June 30, 2005 and September 30, 2004 (Unaudited) ........... 38

STATEMENT  OF  OPERATIONS  - For the Three  and Nine  Months
    Ended June 30, 2005 and 2004 and Period October 8,1998 (Date
    of Inception) to June 30, 2005 (Unaudited) ............................. 39

STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY  - For the
    period October 8, 1998 (Date of Inception) to
    June 30, 2005 (Unaudited)............................................... 40

STATEMENT OF CASH FLOWS - For the nine months ended June 30,
    2005  and 2004  and the  Period  October  8,  1998  (Date of
    Inception) to June 30, 2005 (Unaudited) ................................ 41

NOTES TO FINANCIAL STATEMENTS - June 30, 2005 .............................. 42

MADSEN & ASSOCIATES CPA's INC.                          684 East Vine Street #3,
Certified Public Accountants and                        Murray, Utah 84107
Business Consultants                                    Telephone 801-268-2632
Member SEC Practice Section of the AICPA                Fax 801-268-3978


Board of Directors
Visualant, Incorporated
Vancouver, B.C., Canada

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have audited the accompanying balance sheet of Visualant, Incorporated (development stage company) at September 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2004 and 2003 and the period October 8, 1998 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visualant, Incorporated at September 30, 2004, and the results of operations, and cash flows for the years ended September 30, 2004 and 2003 and the period October 8, 1998 (date of inception) to September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Murray, Utah                                     Madsen & Associates CPA's Inc.

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                                  BALANCE SHEET
                               September 30, 2004




ASSETS

CURRENT ASSETS

    Cash                                                    $    12,832
                                                          -------------
TOTAL CURRENT ASSETS                                             12,832
                                                          -------------
TOTAL ASSETS                                                $    12,832
                                                          =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Note payable & accrued interest - related party         $   593,750
    Accounts payable - related parties                          645,652
    Accounts payable                                            248,092
                                                          -------------
TOTAL CURRENT LIABILITIES                                     1,487,494
                                                          -------------
STOCKHOLDERS' EQUITY

    Common stock 200,000,000 shares authorized, at $0.001
      par value; 11,689,848 (2003 - 11,489,848) shares
      issued and outstanding                                $    11,690

    Capital in excess of par value                              709,626

    Deficit accumulated during the development stage         (2,195,978)
                                                          -------------
TOTAL STOCKHOLDERS' DEFICIENCY                               (1,474,662)
                                                          -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY              $    12,832
                                                          =============


    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)

                             STATEMENT OF OPERATIONS

           For the Years Ended September 30, 2004 and 2003 and Period
            October 8,1998 (Date of Inception) to September 30, 2004


                                                                    Oct 8, 1998
                                        Sept 30        Sept 30      to Sept 30,
                                          2004           2003           2004
                                      -----------    -----------    -----------
REVENUES                              $      --      $      --      $      --
                                      -----------    -----------    -----------


EXPENSES
    Administrative                        146,515        646,321      1,006,181
                                      -----------    -----------    -----------
NET LOSS - before other losses           (146,515)      (646,321)    (1,006,181)

OTHER EXPENSES AND LOSSES
    (RECOVERIES)

    Interest                              (75,000)       (18,750)       (93,750)
    Loss of deposit - note 7                 --       (1,154,327)    (1,154,327)
    Recovery of prior year's expense       58,280           --           58,280
                                      -----------    -----------    -----------

NET LOSS                              $  (163,235)   $(1,819,398)   $(2,195,978)
                                      ===========    ===========    ===========
NET LOSS PER COMMON SHARE             $      (.01)   $      (.17)
                                      ===========    ===========
AVERAGE OUTSTANDING SHARES
    Basic (stated in 1,000's)              11,506         10,535
                                      ===========    ===========

    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                             STATEMENT OF CHANGES IN
                 STOCKHOLDERS' EQUITY For the period October 8,
                 1998 (Date of Inception) to September 30, 2004



                                                                            Capital in
                                                 Common          Stock       Excess of     Accumulated
                                                 Shares         Amount       Par Value       Deficit
                                           -------------- -------------- -------------- --------------
Balance, October 8, 1998
     (date of inception)                             --      $      --      $      --      $      --
Issuance of common stock for cash at
$.002 - November 20,1998                        4,500,000          4,500          4,500           --
Issuance of common stock for cash at
$.01 - November 25, 1998                        6,000,000          6,000         54,000           --
Issuance of common stock for cash at
$.25 - December 4, 1998                            35,000             35          8,715           --
Capital contributions - expenses                     --             --            3,650           --
Net operating loss for the period
October 8, 1998 to September 30, 1999                --             --             --          (27,748)
Capital contributions - expenses                     --             --            3,650           --
Net operating loss for the year ended
September 30, 2000                                   --             --             --          (64,537)
Capital contributions - expenses                     --             --            3,650           --
Net operating loss for the year ended
September 30, 2001                                   --             --             --           (7,585)
Issuance of common stock for cash at
$.50 - July 5, 2002                                26,200             26         13,116           --
Net operating loss for the year ended
September 30, 2002                                   --             --             --         (113,475)
Issuance of common stock as bonus at
$.001 - July 1, 2003                              150,000            150           --             --
Issuance of common shares for cash at
$.50 per share - July 4, 2003                     100,000            100         49,900           --
Issuance of common stock for debt at $.50 -
July 30, 2003                                     184,848            185         92,239           --
Issuance of common shares for cash at
$.75 per share - September 30, 2003               520,000            520        389,480
Refund and return of common shares at             (26,200)           (26)       (13,074)          --
$.50 per share
Net operating loss for the year ended
September 30, 2003                                   --             --             --       (1,819,398)
                                           -------------- -------------- -------------- --------------
Balance, September 30, 2003                    11,489,848         11,490        609,826     (2,032,743)

Issuance of common stock for cash at
    $.50 per share - August 2004                  200,000            200         99,800           --
Net operating loss for the year ended
    September 30, 2004                               --             --             --         (163,235)
                                           -------------- -------------- -------------- --------------
Balance, September 30, 2004                    11,689,848    $    11,690    $   709,626    $(2,195,978)
                                           ============== ============== ============== ==============


    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                             STATEMENT OF CASH FLOWS
          For the year ended September 30, 2004 and 2003 and the Period
            October 8, 1998 (Date of Inception) to September 30, 2004


                                                                           Oct 8, 1998
                                                 Sept 30        Sept 30    to Sept 30,
                                                  2004           2003           2004
                                             -----------    -----------    -----------
CASH FLOWS FROM
 OPERATING  ACTIVITIES

Net loss                                     $  (163,235)   $(1,819,398)   $(2,195,978)
                                             -----------    -----------    -----------
Adjustments to reconcile net loss
   to net cash provided by operating
   activities

    Issuance of capital stock for expenses          --              150            150
    Changes in accounts and notes
         Payable                                  75,687      1,392,175      1,579,918
    Capital contributions - expenses                --             --           10,950
    Loss of deposit                                 --        1,154,327      1,154,327
                                             -----------    -----------    -----------
        Net Cash Used in Operations              (87,548)       727,254        549,367
                                             -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

    Deposits Pursuant to Letters of
        Intent and  Purchase Agreement              --       (1,154,327)    (1,154,327)
                                             -----------    -----------    -----------
CASH FLOWS FROM
    FINANCING ACTIVITIES

    Net - proceeds from issuance of
        common stock                             100,000        426,900        617,792
                                             -----------    -----------    -----------
Net Increase (Decrease) in Cash                   12,452           (173)        12,832
Cash at Beginning of Period                          380            553           --
                                             -----------    -----------    -----------
Cash at End of Period                        $    12,832    $       380    $    12,832
                                             ===========    ===========    ===========

SCHEDULE OF NONCASH FLOWS FROM OPERATING AND FINANCING ACTIVITIES

Issuance of 150,000 common shares for services                             $       150
Issuance of 184,848 common shares for payment of debt                           92,424
Capital contributions - expenses                                                10,950
                                                                           -----------

    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2004


1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on October 8, 1998 under the name of "Cigar King Corporation" with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002 the name was changed to "Starberrys Corporation" and the authorized capital stock was changed by the addition of 50,000,000 shares of preferred stock with a par value of $0.001. On August 18, 2004, the Company changed its name a second time, to Visualant, Incorporated. There are no preferred shares issued and the terms have not been determined.

The Company was originally organized for the purpose of engaging in quality cigar sales. During 1998 the Company purchased the right to use the name "Cigar King" to market high quality cigars and during 2000 the activity was abandoned.

During 2002, the Company entered into a contract of purchase of all assets and intellectual property related to the "Colour by Numbers" business and system and on April 9, 2003 the Company signed a Purchase Agreement for the Acquisition of all shares of the Company which owns design, paint and building products. The contract was subsequently rescinded.

In June 2004, the Company entered into a contract for the development of its color technology providing 3D spectral-based pattern file creation and matching.

The Company is in the development stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not adopted a policy regarding payment of dividends.

Income Taxes
------------
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On September 30, 2004 the Company had a net operating loss carry forward of $ 2,195,978 The tax benefit of approximately $ 659,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

benefit is doubtful since the Company has no operations. The loss carryforward will expire in 2024.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only if the basic per share amounts are shown in the report.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Financial and Concentrations Risk
---------------------------------
The Company does not have any concentration or related financial credit risk.

Revenue Recognition
-------------------
Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development
----------------------------------
The Company will expense advertising and market development costs as incurred.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Foreign Currency Translation
----------------------------
Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translations is recognized. US dollars are considered to be the functional currency.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. NOTE PAYABLE - RELATED PARTY

The Company has a note payable of $500,000 due July 31, 2004, including interest of 15%. The note is secured by common shares of the Company owned by officers-directors.

4. COMMON CAPITAL STOCK

Since its inception, the Company has completed private placements of 11,355,000 of its common capital stock for $ 617,792 and has issued 150,000 shares for services and 184,848 shares for payment of debt.

5. COMMON CAPITAL STOCK OPTIONS

During 2003 the Company granted stock options to a related party of 300,000 shares of common stock at $.10 per share, which will expire August 15, 2009. Stock options of 187,500 shares of common stock were cancelled during the year.

There are stock options outstanding to a related party of 25,000 shares of common stock at $1.00 per share, which will expire on December 31, 2006.

On the date of the grant the fair value of outstanding shares of the Company was less than $1.00 and therefore no value was recorded.

6.       SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers, directors and key consultants have acquired 56% of the outstanding common stock and have received the stock options as outlined in Note 5.

8. SUBSEQUENT EVENTS



9. GOING CONCERN

The Company does not have the working capital to service its debt and for any future planned activity which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependant upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional funding, long term debt, and contributions to capital by officers, which will enable the Company to conduct operations for the coming year.

                             VISUALANT, INCORPORATED

                        FINANCIAL STATEMENTS (UNAUDITED)
                        --------------------------------

The accompanying balance sheet of Visualant, Incorporated (development stage company) at June 30, 2005 and September 30, 2004 and the statement of operations for the three and nine months ended June 30, 2005 and 2004 and statement of cash flow for the nine months ended June 30, 2005 and 2004 and for the period from October 8, 1998 (date of incorporation) to June 30, 2005, have been prepared by the Company's management, in conformity with principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the quarter ended June 30, 2005 are not necessarily indicative of the results that can be expected for the year ending September 30, 2005.

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                                  BALANCE SHEET
                      June 30, 2005 and September 30, 2004


                                                                  June 30,  September 30,
                                                                    2005           2004
                                                               -----------    -----------
ASSETS

CURRENT ASSETS
    Cash                                                       $   650,779    $    12,831
    Accounts receivable - related party                              7,587           --
                                                               -----------    -----------
         Total Current Assets                                      658,336         12,831
                                                               -----------    -----------
EQUIPMENT - net of accumulated depreciation                         10,554           --
                                                               -----------    -----------
LICENSE - net of amortization                                        7,250           --
                                                               -----------    -----------
                                                               $   676,170    $    12,831
                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
    (DEFICIENCY)
CURRENT LIABILITIES
    Note payable - related party                               $      --      $   500,000
    Accrued interest payable - related party                          --           93,750
    Accounts payable - related parties                              10,750         83,237
    Accounts payable                                                50,304        794,538
                                                               -----------    -----------
         Total Current Liabilities                                  61,054      1,471,525
                                                               -----------    -----------
STOCKHOLDERS' EQUITY (DEFICIENCY)

    Preferred stock
        50,000,000 shares authorized, at $0.001 per share;
        none outstanding
    Common stock
        200,000,000 shares authorized, at  $0.001 par value;
        16,059,349 shares issued and outstanding on June
        30, 2005; 11,689,848 on September 30, 2004                  16,059         11,690
    Capital in excess of par value                               3,242,008        723,626
    Deficit accumulated during the development stage            (2,642,951)    (2,194,010)
                                                               -----------    -----------
          Total Stockholders' Equity (Deficiency)                  615,116     (1,458,694)
                                                               -----------    -----------
                                                               $   676,170    $    12,831
                                                               ===========    ===========


    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)

                             STATEMENT OF OPERATIONS

      For the Three and Nine Months Ended June 30, 2005 and 2004 and Period
               October 8,1998 (Date of Inception) to June 30, 2005


                                   Three          Three           Nine           Nine       October 8,
                                   Months         Months         Months         Months         1998
                                   Ended          Ended          Ended          Ended            to
                                  June 30,       June 30,       June 30,       June 30,       June 30,
                                    2005           2004           2005           2004           2005
                               -----------    -----------    -----------    -----------    -----------
REVENUES                       $      --      $      --      $      --      $      --      $      --
                               -----------    -----------    -----------    -----------    -----------
EXPENSES
    Research and development        51,911           --          145,533           --          210,632
    Administrative                 186,820          8,778        290,908         49,517      1,215,142
                               -----------    -----------    -----------    -----------    -----------
NET LOSS - before other
          Income & expenses       (238,731)        (8,778)      (436,441)       (49,517)    (1,425,774)

OTHER INCOME and
       EXPENSES

    Settlement of debt                --             --             --             --           43,400
    Interest                          --          (18,750)       (12,500)       (56,250)      (106,250)
    Loss of deposit - note 7          --             --             --             --       (1,154,327)
                               -----------    -----------    -----------    -----------    -----------
NET LOSS                       $  (238,731)   $   (27,528)   $  (448,941)   $  (105,767)   $(2,642,951)

                               ===========    ===========    ===========    ===========    ===========
NET LOSS PER COMMON SHARE

    Basic and diluted          $      (.02)   $      --      $      (.03)   $      (.01)
                               ===========    ===========    ===========    ===========
AVERAGE OUTSTANDING SHARES
    (stated in 1000,s)

    Basic                           13,332         11,490         12,692         11,490
                               ===========    ===========    ===========    ===========
    Diluted                         13,657                        13,017
                               ===========                   ===========


    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            For the period October 8,
                    1998 (Date of Inception) to June 30, 2005


                                                                               Capital in
                                                   Common          Stock        Excess of    Accumulated
                                                   Shares         Amount        Par Value       Deficit
                                                -----------    -----------    -----------    -----------
Balance, October 8, 1998
     (date of inception)                               --      $      --      $      --      $      --
Issuance of common stock for cash at
$.002 - November 20,1998                          4,500,000          4,500          4,500           --
Issuance of common stock for cash at
$.01 - November 25, 1998                          6,000,000          6,000         54,000           --
Issuance of common stock for cash at
$.25 - December 4, 1998                              35,000             35          8,715           --
Capital contributions - expenses                       --             --            3,650           --
Net operating loss for the period
October 8, 1998 to September 30, 1999                  --             --             --          (27,748)
Capital contributions - expenses                       --             --            3,650           --
Net operating loss for the year ended
September 30, 2000                                     --             --             --          (64,537)
Capital contributions - expenses                       --             --            3,650           --
Net operating loss for the year ended
September 30, 2001                                     --             --             --           (7,585)
Issuance of common stock for cash at
$.50 - July 5, 2002                                  26,200             26         13,116           --
Net operating loss for the year ended
September 30, 2002                                     --             --             --         (113,475)
Issuance of common stock as bonus at
$.001 - July 1, 2003                                150,000            150           --             --
Issuance of common shares for cash at
$.50 per share - July 4, 2003                       100,000            100         49,900           --
Issuance of common stock for debt at $.50 -
July 30, 2003                                       184,848            185         92,239           --
Issuance of common shares for cash at
$.75 per share - September 30, 2003                 520,000            520        389,480           --
Refund and return of common shares at
$.50 per share                                      (26,200)           (26)       (13,074)          --
Net operating loss for the year ended
September 30, 2003                                     --             --             --       (1,819,398)
Issuance of common stock for cash at
    $.50 per share - net of issuance
    costs - August 2004                             200,000            200         89,800           --
Compensation - incentive stock options                 --             --           24,000           --
Net operating loss for the year ended
    September 30, 2004                                 --             --             --         (161,267)
                                                -----------    -----------    -----------    -----------
Balance, September 30, 2004                      11,689,848         11,690        723,626     (2,194,010)
Issuance of common stock for cash at
    $.50 per share - October  - December 2004       424,000            424        211,576           --
Issuance of common stock for debt at
    $.50 per share - December 2004                2,665,502          2,665      1,330,086           --
Issuance of common stock for license at
    $.75 per share - April 2005                      10,000             10          7,490           --
Issuance of common shares for cash at
    $.75 per share - May to June 2005             1,269,999          1,270        951,230           --
Compensation - incentive stock options                 --             --           18,000           --
Net operating loss for the nine months
     ended June 30, 2005                               --             --             --         (448,941)
                                                -----------    -----------    -----------    -----------
Balance, June 30, 2005                           16,059,349    $    16,059    $ 3,242,008    $(2,642,951)
                                                ===========    ===========    ===========    ===========

    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)
                             STATEMENT OF CASH FLOWS
         For the nine months ended June 30, 2005 and 2004 and the Period
              October 8, 1998 (Date of Inception) to June 30, 2005



                                                                    Oct 8, 1998
                                         June 30,       June 30,    to June 30,
                                           2005           2004          2005
                                      -----------    -----------    -----------
CASH FLOWS FROM
 OPERATING  ACTIVITIES

Net loss                              $  (448,941)   $  (105,767)   $(2,642,951)
                                      -----------    -----------    -----------
Adjustments to reconcile net loss
   to net cash provided by operating
   activities
    Depreciation of equipment               2,003           --            2,003

    Issuance of common stock for
       expenses                              --             --              150
    Change in accounts receivable          (7,587)          --           (7,587)
    Changes in accounts and notes         (77,719)       105,426      1,476,230
payable
    Capital contributions - expenses         --             --           10,950
    Incentive stock options                18,000           --           42,000
    Loss of deposit                          --             --        1,154,327
                                      -----------    -----------    -----------

        Net Cash Used in Operations      (514,244)          (341)        35,122
                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of equipment                 (12,308)          --          (12,308)
    Purchase of investment - deposit         --             --       (1,154,327)
                                      -----------    -----------    -----------
                                          (12,308)          --       (1,166,635)
                                      -----------    -----------    -----------
CASH FLOWS FROM
    FINANCING ACTIVITIES
    Net proceeds from issuance of
        common stock                    1,164,500           --        1,782,292
                                      -----------    -----------    -----------
                                        1,164,500           --        1,782,292
                                      -----------    -----------    -----------

Net Increase (Decrease) in Cash           637,948           (341)       650,779
Cash at Beginning of Period                12,831            380           --
                                      -----------    -----------    -----------
Cash at End of Period                 $   650,779    $        39    $   650,779

                                      ===========    ===========    ===========

SCHEDULE OF NONCASH FLOWS FROM OPERATING ACTIVITIES
   Issuance of 150,000 common shares for services - 2003            $       150
                                                                    ===========
   Capital contributions - expenses - 1999 - 2000                        10,950
                                                                    ===========
   Incentive stock options - 2004 - 2005                                 42,000
                                                                    ===========

    The accompanying notes are an integral part of these financial statements

                             VISUALANT, INCORPORATED
                           (Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2005


1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on October 8, 1998 under the name of "Cigar King Corporation" with authorized common stock of 200,000,000 shares at $0.001 par value. On September 13, 2002 the name was changed to "Starberrys Corporation" as part of a change in the authorized capital stock by the addition of 50,000,000 shares of preferred stock with a par value of $0.001 and on August 18, 2004, the name was changed to "Visualant, Incorporated". There are no preferred shares issued and the terms have not been determined.

The Company was originally organized for the purpose of engaging in quality cigar sales. During 1998 the Company purchased the right to use the name "Cigar King" to market high quality cigars and during 2000 the activity was abandoned.

During 2002, the Company entered into a contract of purchase of all assets and intellectual property related to the "Color by Numbers" business and system and on April 9, 2003 the Company signed a Purchase Agreement for the Acquisition of all shares of CBN which owns design, paint and building products. The contract was subsequently rescinded.

During June 2004, the Company entered into a contract for the further development of a color technology, providing 3D spectral-based pattern file creation and matching.

The Company has not started any operations and is in the development stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
-----------------
The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then only if the basic per share amounts are shown in the report.

Income Taxes
------------
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2005 the Company had a net operating loss carry forward of $ 2,642,951. The tax benefit of approximately $ 793,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carryforward will expire in 2024.

Equipment
---------
Equipment consists of computers used in research and development and are depreciated over five years.

                  Equipment                          $   12,207
                  Accumulated depreciation               (1,753)
                                                       ---------

                  Net equipment                      $   10,554
                                                        =======


Key Employee Incentive Stock Option Plan
----------------------------------------
SFAS No.123, "Accounting for Stock-Based Compensation", establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company accounts for such arrangements under APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Financial Instruments
---------------------
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values due to their short term maturities.

Financial and Concentrations Risk
---------------------------------
The Company does not have any concentration or related financial credit risk.

Research and Development Costs
------------------------------
Research and development costs, including wages, supplies, depreciation of equipment used in the research activity, and any assigned overhead expenses, are expensed as incurred.

Revenue Recognition
-------------------
Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development
----------------------------------
The Company will expense advertising and market development costs as incurred.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Foreign Currency Translation
----------------------------
Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translations is recognized. US dollars are considered to be the functional currency.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.


3. LICENSE

The Company acquired a world wide license for the use of technology to further develop its interest, as outlined in note 4, from a related party for $7,500 by the issuance of 10,000 common shares. The license is being amortized over five years, its estimated useful life.

4. DEVELOPMENT OF TECHNOLOGIES OWNED BY THE COMPANY

The Company is in the business of researching, developing, acquiring, and commercializing products and services related to color technology outside the visible spectrum, using specialized narrow and N-IR and N-UV sensors and spatial analysis software modeling which translate the invisible into the visible and involving specialized and proprietary information and trade secrets which the Company owns, which is considered to be among its most sensitive, confidential, and proprietary information.

The Company has a working agreement with an independent contractor to further develop the technology in which the Company has agreed to pay development costs incurred semi monthly.

5. COMMON CAPITAL STOCK

Since its inception, the Company has completed private placements of 13,058,999 of its common capital stock for $ 1,782,292, 10,000 shares for a license outlined in note 3, 150,000 shares for services and 2,850,350 shares for payment of debt of $1,425,175.

6. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers, directors and key consultants have acquired 7% of the outstanding common stock and have received the stock options as outlined in Note 8.

7. CANCELLATION OF AGREEMENT TO PURCHASE SHARES OF SCI

On April 9, 2003, the Company signed a Purchase Agreement with Malaremastastarnas Riksforening, the owner of all the shares of Skandinaviska Farginstituer AB ( the Scandinavian Colour Institute or "SCI") which owns the color notation system Natural Color Systems ("NCS"), containing the terms of an acquisition by the Company or its assigns for a price of SEK 35,000,000 of all shares of SCI. Pursuant to the terms of the agreements the Company made payments of $1,154,327 into an escrow account as part payment toward the purchase price. The Company subsequently failed to make further payments on the contracts and by mutual agreement the contracts were cancelled and the moneys paid were expensed.

8. INCENTIVE STOCK OPTIONS

During 2002 the Company granted stock options, to a related party of 25,000 shares of common stock at $1.00 per share, which will expire December 31, 2006. On the date of grant the fair market value of the shares was $.50.

On August 15, 2004 the Company granted incentive stock options to a related party, to purchase 300,000 common shares at $.10 per share, which will expire August 15, 2009. The options will vest at 25,000 shares each quarter starting on August 15, 2004. On the date of grant the fair market value of the shares was $.50.

On March 22, 2005, the Company granted stock options to a former key consultant of the Company of 210,000 common shares at $1.00 per share to expire on June 6, 2006.

None of the options had been exercised by the report date.

During June 2005 the Company established a stock option plan and reserved 2,000,000 common shares under the plan. The terms of the options have not been established and no options have been issued.

SFAS No. 123, "Accounting for Stock-Based Compensation", establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company accounts for such arrangements under the intrinsic value method as provided in APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

The Company applies the intrinsic value method in accounting for its compensation based stock options. If the Company had measured the options under the fair value based method the net pro- forma operating loss and loss per share amounts for the period ended June 30, 2005 would have been unchanged.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 5, 2004, the Company dismissed Sellers & Andersen, LLC as the Company's independent accountants. This action was approved by the Board of Directors of the Company. The Company, with the approval of its Board of Directors, engaged the services of Madsen & Associates CPA's Inc. as the Company's new independent accountants on February 5, 2004.

The reports of Madsen & Associates CPA's Inc. for the financial statements as at September 30, 2003 and September 30, 2004, and through the subsequent interim periods ended December 31, 2004, March 31, 2005 and June 30, 2005 contain no adverse opinions or disclaimers of opinion and were not modified or qualified as to audit scope or accounting principles, but did contain modifications as to the Company's ability to continue as a going concern.

During the fiscal years ended September 30, 2003 and September 30, 2004, and through the subsequent interim periods ended December 31, 2004, March 31, 2005 and June 30, 2005, there have been no disagreements with the Company's independent accountants on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreement if not resolved to the satisfaction of such accountants, would have caused them to make reference in connection with their report on the financial statements of the Company for such years.


                                END OF PROSPECTUS

              PART II -- INFORMATON NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Articles of Incorporation and Bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by applicable law, against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company. The Articles of Incorporation and Bylaws also authorize the Board of Directors to indemnify any other person who the Company has the power to indemnify under applicable law, and indemnification for such a person may be greater or different from that provided in the bylaws.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses over twelve months and required funds:


                                                            Requirements for
             Expenditures                                     twelve months
             --------------------                           --------------
             Accounting and audit            (1)             $      45,255
             Bank charges                                            1,500
             Consulting                      (2)                   185,000
             Filing fees                     (3)                       400
             Legal fees                      (4)                    20,000
             Office                          (5)                    12,000
             Rent                            (6)                     2,400
             Research and development        (7)                   186,000
             Telephone                       (8)                     3,600
             Transfer agent's fees           (9)                     2,150
             Travel and promotion            (10)                   10,000
             Website and logo design         (11)                    2,000
                                                            --------------

             Estimated expenses                              $     470,305
                                                            ==============


     (1)  Accounting and auditing expense has been projected as follows:

              Filing by Public Accountants                            Cost
              ----------------------------                  --------------
              Form 10-KSB - Sept. 30, 2005                           4,500
              Form 10-QSB - Dec. 31, 2005                              585
              Form 10-QSB - March 31, 2006                             585
              Form 10-QSB - June 30, 2006                              585
                                                            --------------
              In-house accounting                                   39,000*
                                                            --------------
              Total                                          $      45,255
                                                            ==============

     * The Company hired a CFO during the third calendar quarter, and expects to incur an accounting expense of $3,250 per month as the monthly salary to be paid to the CFO.

     (2) Consulting fees of $15,420 per month are paid to the CEO of the Company, Ralph Brier. The consulting fees increased from $9,000 per month to $15,420 per month in June 2005.

     (3) The Company will incur a cost for filing the Annual List of Directors and Officers to the State of Nevada to maintain the Company in good standing for the next twelve months. The annual charge for filing this form is $400. Fees for filing the financial statements on Edgar are included in accounting costs.

     (4) Legal fees are estimated based on the business transacted with the Company's lawyers in the first quarter of the 2005 fiscal year. The costs are estimates for preparing a provisional patent application, and for other Company business.

     (5) Relates to photocopying, faxing and courier, in addition to miscellaneous expenses incurred by the directors. The estimate of these charges is approximately $750 per month for 12 months. Printing costs of $3,000 are included in this amount.

     (6)  Rent expenses are payable at $200 per month for 12 months.

     (7) Research and development is paid to Kenneth Turpin at a rate of $18,600 Canadian ($15,500 US) per month for twelve months.

     (8) The estimate of telephone expenses to conduct Company business is approximately $300 per month for 12 months.

     (9) The Company is charged $600 per annum by Empire Stock Transfer Inc. Additional stock transfer and original issue fees of $1,300 are estimated. The Company has calculated $250 in late interest charges for the next year.

     (10) Travel and promotion expenses have been estimated at $10,000. These expenses may be incurred by the directors and key consultants who may incur travel expenses to obtain financing for the Company or to do other Company business.

     (11) The estimate for website and logo design for the Company is $2,000.

As mentioned previously, the Company does not have sufficient funds to pay all of the above noted expenses other than if its directors and officers continue to contribute funds to the Company.

At the present time, the Company has leased premises at Suite 406, 500 Union Street, Seattle, Washington, for $200 per month.

At present, the directors devote time to the affairs of the Company as required. There are no plans to hire any additional employees at this time. The Company will continue to use the services of consultants in the furtherance of the Company's goals.

The following table sets forth the estimated costs and expenses, other than underwriting discounts (if any), payable by the Company in connection with the offering of the securities being registered.

SEC registration fee..................................... $  1,295
Printing expenses........................................ $  1,000
Transfer Agent and registrar fee......................... $  2,000
Legal fees and expenses.................................. $ 25,000
Accounting fees and expenses............................. $  4,000
EDGAR filing fees........................................ $  3,000
                                                        ----------
      Total.............................................. $ 36,295
                                                        ----------

RECENT SALES OF UNREGISTERED SECURITIES

In July 2003, the Company issued 150,000 shares of its common stock to Glencoe Capital, Inc., a British Columbia corporation, as payment of a loan fee in connection with a loan made by Glencoe Capital, Inc. to the Company in the amount of $500,000. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In July 2003, the Company also issued 25,700 shares of its common stock to Lars Gunnar Karlero in exchange for and in satisfaction of outstanding debt of the Company owed to Mr. Karlero. The debt was converted into equity at a rate of $0.50 per share. These shares were issued in reliance upon Section 4(2) of the Securities Act.

During 2004, the Company issued a total of 2,809,502 shares of its common stock to various creditors in settlement and satisfaction of outstanding debts of the Company. The debt was converted into equity at a rate of $0.50 per share. These shares were issued in reliance upon Section 4(2) of the Securities Act.

During 2003 and 2004, the Company undertook several private placements of its common stock, all pursuant to and in reliance upon exemptions from registration under Rule 506 of Regulation D and Regulation S. The offering price for the stock ranged from $0.50 to $0.75 per share, the Company received gross proceeds in the aggregate amount of $680,000 from these offerings, and resulted in the issuance of a total of 1,100,000 shares of the Company's common stock.

During 2005, the Company undertook a private placement of its common stock, pursuant to and in reliance upon exemptions from registration under Rule 506 of Regulation D and Regulation S. The offering price for the stock was $0.75 per share, the Company received gross proceeds in the aggregate amount of $1,140,000 from this offering, and resulted in the issuance of a total of 1,519,999 shares of the Company's common stock.

EXHIBITS


The following exhibits are filed as part of this Post-Effective Amendment No. 2 to the Registration Statement pursuant to Item 601 of Regulation S-B. All exhibits have been included unless otherwise noted as being incorporated herein by reference.

(a) Exhibits

3.1 Articles of Incorporation incorporated herein by reference to the Company's Registration Statement on Form 10-KSB filed on March 9, 1999.

3.2 Bylaws incorporated herein by reference to the Company's Registration Statement on Form 10-KSB filed on March 9, 1999.

4.1 2005 Combined Incentive and Non-Qualified Stock Option Plan of the Company, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.

10.1 Intellectual Property Agreement dated June 16, 2004 between the Company and Kenneth Turpin, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.

10.2 Independent Contractor Agreement dated June 16, 2004 between the Company and eVision Technologies Inc. to provide research and development services with respect to the Company's color technology, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.

10.3 Worldwide Licensing Agreement dated April 21, 2005 between the Company and eVision Technologies Inc. granting the Company exclusive rights to the CBN coding system, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.

10.4 Letter Agreement dated August 26, 2004 between the Company and Ralph Brier, CEO, regarding CEO compensation package, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.


10.5 Letter Agreement dated August 28, 2005 between the Company and Jerry Goldberg regarding CFO compensation package, filed as an exhibit to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on December 12, 2005, File No. 333-127100, and incorporated herein by reference.


23.1 Consent of independent accountants to incorporation of auditor's report dated December 20, 2004 in the SB-2 Registration Statement, filed as an exhibit to the Company's Registration Statement on Form SB-2 filed on August 1, 2005, File No. 333-127100, and incorporated herein by reference.


99.1 List of names of selling shareholders and respective number of shares owned, filed as an exhibit to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on December 12, 2005, File No. 333-127100, and incorporated herein by reference.



(b)  Reports on Form 8-K

(i) Form 8-K filed on February 5, 2004 and incorporated herein by reference, regarding the Company's change of certifying accountants from Sellers & Andersen LLC to Madsen & Associates CPA's Inc.

(ii) Form 8-K filed on September 13, 2004 and incorporated herein by reference, announcing the Intellectual Property Agreement between Kenneth Turpin and the Company signed on June 16, 2004. Also included in that Form 8-K were the resignations of Hans Nasholm as a director and Ronald Erickson as Chief Executive Officer and President of the Company. On August 31, 2004, Ralph Brier was appointed Chief Executive Officer, President and a Director of the Company, Kenneth Turpin was appointed as Chief Science Officer and Chair of the Research and Development Committee, and Zack Wickes was appointed Chief Technical Officer. The Form 8-K also announced that the name of the Company was changed to Visualant, Incorporated and was registered with the Secretary of State of Nevada.

(iii) Form 8-K filed on September 2, 2005 and incorporated herein by reference, announcing the resignation of Mary Hethey as Chief Financial Officer, Chief Accounting Officer and Secretary of the Company, and announcing the appointment of Jerry D. Goldberg as the new Chief Financial Officer, Treasurer and Secretary of the Company.

(iv) Form 8-K filed on September 15, 2005 and incorporated herein by reference, announcing the resignation of Terry McKay as a director of the Company.


UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


The Company undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

     (iv) Any other communication that is an offer in the offering made by the Company to the purchaser.


(5) That, for the purpose of determining liability under the Securities Act to any purchaser,

     (a) If the Company is relying on Rule 430B:

     i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (b) If the Company is subject to Rule 430C:

     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to the Form SB-2 Registration Statement and has caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned duly authorized officer of the Company in the city of Seattle, State of Washington, on December 29, 2005.


                                     Registrant: VISUALANT, INCORPORATED


                               /s/   Ralph Brier
                               -------------------------------------------------
                               By:   Ralph Brier
                                     Title: Chief Executive Officer,
                                     President and Director


In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Jerry D. Goldberg                               Date: December 29, 2005
----------------------------------
By: Jerry D. Goldberg
Title: Chief Financial Officer and
       Secretary-Treasurer


/s/ Ronald P. Erickson                              Date: December 29, 2005
----------------------------------
By:  Ronald P. Erickson
Title: Chairman of the Board and
       Director